FNBH Bancorp, Inc. of Howell, Michigan

Announces Subscriptions of Up to $26.7 Million in a Private Placement,

Subject to Acceptance and Satisfaction of Conditions

HOWELL, Michigan – Dec. 28, 2012 – FNBH Bancorp, Inc. of Howell, Michigan (the "Company"), announced the completion of the subscription phase of its private placement for the sale of its securities as part of its recapitalization efforts. The Company received subscriptions from accredited investors in the maximum aggregate amount of approximately $26.7 million for the purchase from the Company of securities denominated as "Units," subject to the Company's acceptance of certain of the final subscriptions and the satisfaction of various conditions as described below. Each Unit subscribed to be purchased is for a price of $1,500 and consists of 715 shares of the Company's common stock and $1,000 principal amount of 10% subordinated debentures to be issued by the Company. The per Unit price reflects a price of $0.70 per share of common stock.

An amount equal to approximately $22.9 million of the total amount subscribed has been funded into an escrow account maintained by the Company; however, these funds also remain subject to the conditions described below, and there is no guarantee the Company will receive any minimum amount of proceeds from the sale of its securities pursuant to these funded subscriptions.

The Company's sale of any securities pursuant to the subscriptions received is subject to a number of material conditions, including the Company's acceptance of certain of the final subscriptions received; the Company's receipt of prior regulatory approval; a condition regarding the existence and/or terms of any formal regulatory enforcement action against First National Bank in Howell, the Company's wholly-owned bank subsidiary; compliance by one or more investors with federal law applicable to the acquisition of "control" of a bank holding company such as the Company; and certain other conditions. The satisfaction or waiver of some of these conditions is out of the control of the Company. There is no guarantee the Company will sell any securities pursuant to the subscriptions received or, if any securities are sold, the amount of securities sold or the timing of the sale. It is possible that one or more of these conditions could prevent the Company's sale of some or all of the securities subscribed. If the necessary conditions are satisfied or waived, the Company currently expects the closing of its sale of securities pursuant to this private placement to take place in the first quarter of 2013.

If the Company is successful in selling securities pursuant to the subscriptions received, it intends to use a substantial portion of the net proceeds to provide additional capital to its subsidiary bank.

This pending private placement was made only to accredited investors within the meaning of Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended (the "Securities Act").

The offer and sale by the Company of these securities will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This announcement is issued pursuant to Rule 135c under the Securities Act and is neither an offer to sell nor a solicitation of an offer to buy any of these securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to the Company's management as of the date of this announcement and do not purport to speak as of any other date. Forward-looking statements include descriptions of the Company’s plans to sell securities pursuant to the pending private placement, the timing and amount of securities intended to be sold, and the expected use of proceeds from any sale of securities. Such statements reflect the view of the Company's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the actions and decisions of regulatory authorities, investors, and other third parties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include the timing and decision of regulatory authorities whose approval is needed in order to close the pending private placement, actions and omissions of investors who have subscribed to purchase securities, and changes in market conditions generally. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this announcement or in any documents, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.